                                                                    EXHIBIT 99.5

                               OFFER TO EXCHANGE

             7.90% SERIES A SECURED EXPORT EXCHANGE NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
                  7.90% SERIES A SECURED EXPORT NOTES DUE 2007
                                       OF
                             SOUTHERN PERU LIMITED

                           TO REGISTERED HOLDERS AND
                     DEPOSITORY TRUST COMPANY PARTICIPANTS:

     We are enclosing herewith the material listed below relating to the offer by Southern Peru Limited and Southern Peru Copper Corporation (together, the "Company"), to exchange its 7.90% Series A Secured Export Exchange Notes due 2007, (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7.90% Series A Secured Export Notes due 2007, (the "Old Notes") upon the terms and subject to the conditions set forth in the
Company's Prospectus, dated [       ], 1997, and the related Letter of
Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

        1. Prospectus dated             , 1997;

        2. Letter of Transmittal;

        3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

          5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER
WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [            ], 1997, UNLESS
EXTENDED.

     The Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes received by such holder will be acquired in the ordinary course of business, (ii) the holder has no arrangements or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act, (iii) the holder is not an "affiliate", as defined in Rule 405 of the Securities Act, of the Company or if it is an "affiliate", the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes and (v) if the holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Offer. The

Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the Exchange Agent, Citibank N.A., telephone (212) 412-6221.

                                          Very truly yours,

                                          SOUTHERN PERU LIMITED

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF SOUTHERN PERU LIMITED OR CITIBANK, N.A., OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.